Exhibit 10.3


                       ASSIGNMENT AND INDEMNITY AGREEMENT



                                                             DATED: June 8, 1998
                                                             Lakewood, Colorado


     This Assignment and Indemnity Agreement is entered into effective the above date between GALLAGHER RESEARCH AND DEVELOPMENT COMPANY, a Colorado corporation, as assignor, whose principal executive offices are located at 1576 South Robb Way, Lakewood, Colorado 80232 ("Assignor"), and GRDC, INC., a Colorado corporation having the same address as Assignor ("GRDC").

     1. Preamble. GRDC is the wholly owned subsidiary of Assignor, which owns all of the 100 shares of common stock of GRDC issued and outstanding. Assignor intends by this Agreement to assign and transfer its assets and liabilities, all and sundry, to GRDC, a company formed by Assignor for the purpose of such assignment and transfer. The officers and directors of Assignor and GRDC are the same persons, holding the same offices in both companies.

     2. Assignment of Assets. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers all its right, title and interest whatsoever in and to the assets, properties and things listed on EXHIBIT A to this Agreement, which is herein incorporated by reference, and all other assets, properties and things of Assignor (collectively, the "Assets"). It is the intention of the parties that Assignor shall assign all of its Assets whatsoever to GRDC, whether or not listed on EXHIBIT A, and the parties agree that any asset, property or thing whatsoever not listed on EXHIBIT A, whether due to inadvertence or ignorance or because acquired after the effective date of this Agreement, shall nonetheless constitute part of the Assets and be deemed assigned to GRDC for no additional consideration other than stated in this Agreement. In any such event(s), Assignor agrees that it will at its expense, as promptly as is reasonably possible, at GRDC's request execute all documents necessary to assign and transfer to GRDC any and all such assets or things and to promptly deliver all such assets, properties and things to GRDC.

     3. Assumption of Liabilities. As partial consideration for Assignor's assignment of the Assets, GRDC hereby assumes and agrees to pay and discharge in full all of the trade payables and other liabilities listed on EXHIBIT B to this Agreement, which is herein incorporated by reference, and all other liabilities of Assignor now existing (collectively, the "Liabilities"). To further protect Assignor against GRDC's failure to pay and discharge the Liabilities, GRDC has granted Assignor the indemnification contained in this Agreement.

     It is the intention of the parties that GRDC shall assume and agree to pay and shall pay all of Assignor's trade payables and other Liabilities whatsoever, whether or not listed on EXHIBIT B, and the parties agree that any Liability of Assignor not listed on EXHIBIT B, whether due to inadvertence or ignorance or because arising after the effective date of this Agreement, shall nonetheless constitute part of the Liabilities and be deemed assumed by GRDC for no additional consideration other than stated in this Agreement. In any such event(s), GRDC agrees that it will at its expense, as promptly as is reasonably possible, at Assignor's request execute a formal assumption and agreement to pay any such Liabilities and thereafter to pay such Liabilities in full.

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     4. Issuance of Stock to Assignor. As partial consideration for Assignor's assignment and transfer of the Assets, GRDC shall issue and deliver to Assignor Nine Thousand Nine Hundred (9,900) shares of the authorized and unissued common stock, no par value, of GRDC (the "Control Shares"). The Control Shares shall not be registered under the Securities Act of 1933, as amended ("Act"), and shall bear a customary form of investment legend restricting transfer of the Control Shares in the absence of registration under the Act or the availability of an exemption from the Act's registration requirements.

     5. Indemnification of Assignor. GRDC agrees, for no consideration other than stated in this Agreement, to defend, indemnify and hold Assignor harmless from and against any and all Liabilities herein assumed by GRDC but not paid or otherwise discharged by GRDC, together with all damages, costs or expenses (including reasonable attorney's fees, penalties and interest) incurred by Assignor as a result of GRDC's failure to pay or discharge such Liabilities. For purposes of this Agreement, the term "Liabilities" shall include any penalties, attorneys' fees, court costs or other expenses, costs and damages incurred by Assignor as a result of any person's collection or attempt to collect Liabilities from Assignor.

        (a) Assignor agrees to give GRDC prompt written notice of any claim against Assignor for Liabilities which might give rise to a claim by Assignor against GRDC based upon the foregoing indemnity, stating with particularity the Liability and the actual or estimated amount thereof; provided, however, that failure to give such notice will not affect the obligation of GRDC to indemnify Assignor unless, and only to the extent that, GRDC is actually prejudiced by the failure to give notice.

        (b) In the event that any action, suit or proceeding is brought against Assignor with respect to which GRDC may have liability under the indemnity, GRDC shall have the right, at its sole cost and expense, to defend such action in the name of or on behalf of the Indemnified Group and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; provided, however, that Assignor shall have the right to retain its own counsel, with the fees and expenses to be paid by GRDC, if representation of Assignor by the counsel retained by GRDC would be inappropriate because of actual or potential differing interests between Assignor and any other party represented by such counsel. Assignor shall not make any settlement of any claim which might give rise to liability of GRDC under the indemnity without GRDC's prior written consent, which consent GRDC covenants shall not be unreasonably withheld.

     6. Expenses. Assignor shall bear all expenses related to this Agreement arising or incurred prior to or through its effective date. GRDC shall bear all expenses related to this Agreement which arise or are incurred after its effective date, including but not limited to the cost of any legal advertisement required by UCC laws.

     7. Prevailing Party Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, the party substantially prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party not prevailing.

     8. Miscellaneous Provisions. This Agreement shall be governed by and construed under the laws of the State of Colorado and shall be interpreted as if both parties participated equally in its drafting. Any notice or communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is

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delivered to the addressee. This Agreement is made, executed and delivered effective as of the date above. This Agreement and the performance of all obligations herein has been authorized by all requisite corporate action of both parties.


   GALLAGHER RESEARCH AND                          GRDC, INC.
     DEVELOPMENT COMPANY


By /s/ Alton V. Gallagher                       By /s/ Alton V. Gallaher
   ---------------------------                     ----------------------------
       Alton V. Gallagher,                             Alton V. Gallagher,
       Chief Executive Officer                         Chief Executive Officer

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                                 ACKNOWLEDGMENT



STATE OF COLORADO            )
                             ) ss.
COUNTY OF LAKEWOOD           )


     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Alton
V. Gallagher, known to me to be the Chief Executive Officer of GALLAGHER RESEARCH AND DEVELOPMENT CO., a Colorado corporation, and of GRDC, INC., a Colorado corporation, who after being duly sworn declared that he executed the foregoing Assignment and Indemnity Agreement as his free act and deed and the free act and deed of the parties represented therein by him, and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on Sept.30, 1998.



/s/ Rae Jeanne Myers
-----------------------------                  Notary Commission Expires:
    Notary Public




(SEAL)

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                EXHIBIT A TO ASSIGNMENT AND INDEMINITY AGREEMENT

                               DATED JUNE 8, 1998

              ASSETS OF GALLAGHER RESEARCH AND DEVELOPMENT COMPANY
              ----------------------------------------------------


CASH - 1 ST BANK CHECKING                                                       $    375.70

ACCOUNTS RECEIVABLE - TRADE                                                     $ 34,913.00

FIXED ASSETS CONSISTING OF THE FOLLOWING:

                         OFFICE FURNITURE AND EQUIPMENT

        QTY       ITEM

1        10       DESK  (4 SECRETARIAL, 3 EXECUTIVE, 3 SINGLE DRAWER TABLES)
2         8       MATCHING SIDE CHAIRS
3         7       ADJUSTABLE DESK CHAIRS
4         4       4 DRAWER FILE CABINETS
6         4       2 DRAWER FILE CABINETS
7         2       K&E DRAFTING TABLES
8         5       BOOKCASES
9         7       COMPUTERS - IBM CLONES (1-386, 2-486, 2-PENTIUM 150, 1- PENTIUM 166, &
                  1 -  PENTIUM 200)
10        1       LAPTOP COMPUTER - TEXAS INSTRUMENTS PENTIUM 90
11        2       HEWLETT PACKARD  LASER PRINTERS (SERIES II & IID)
12        1       HEWLETT PACKARD DESK JET 1000C PRINTER
13        3       DICONIX PORTABLE INK JET PRINTERS
14        1       ENCAD CROMO27 PLOTTER
15        1       3' X 4' CALCOMP DIGITIZER
16        1       TOSHIBA  7720 COPIER
17        1       HEWLETT PACKARD   210 INK JET COLOR COPIER
18        1       UMAX SCANNER  UC1260
19        6       AT&T PARTNER II TELEPHONES
20        -       MISCELANEOUS OFFICE SUPPLIES (PAPER CUTTER, REPORT BINDER,
                  FAX, PENCIL  SHARPENERS, DRAFTING SUPPLIES, CALCULATORS ETC.)

                                       COMPUTER SOFTWARE

21 - 23           STATISTICA                         GOLDEN SOFTWARE            GEOSOFT
24 - 26           MICROSOFT OFFICE                   ADOBE PREMIER              PEACHTREE
27                VARIOUS PROPRIETARY IN-HOUSE PROGRAMS

                                     LABORATORY EQUIPMENT

28                APPROX. 50'  -    VARIOUS LAB BENCHES
29        2       LAB-LINE ORBITAL SHAKERS

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30        2       ARRICK ROBOTIC ARM SYSTEMS / CUSTOM SOFTWARE
31        1       GEOCHEMICAL INSTRUMENTS - CD 1000 CO2 MONITOR
32        -       VARIOUS PROBES, CHEMICALS, SAMPLE HEATERS, GAS VALVES, &
                  MISCELLANEOUS LAB SUPPLIES

                                        INSTRUMENTS

33        2       HEWLETT PACKARD GAS CHROMATOGRAPHS (3790A & 5880 SERIES II)
34        2       ORION ION ANALYZER - EA 940
35        2       ORION CONDUCTIVITY METER 135
36        3       SODIUM IODIDE CRYSTALS (1 - 256 cu in  and  2 - 512 cu in)
37        1       RADIOMETRIC COMPUTER SYSTEM
38        1       SPECTROMETER GR 410
39        3       MAGNETOMETERS

                                      FIELD EQUIPMENT

40        3       GLOBAL POSITIONING SYSTEMS ( 1-GARMAN, 2- MAGELLAN PRO MARK X)
42        3       CUSTOM DRILL RIGS / 42" DEPTH
43        3       ATV"S (SUZUKI 4 WHEEL DRIVE)
44        1       PICKUP TRUCK TOPPER (GLASSTITE)

                                       MISCELLANEOUS

TOPOGRAPHIC MAPS
PROSPECT MAPS
GEOLOGIC MAPS
ALL FILES, PAPERS, RECORDS AND SUPPLIES
ALL EQUIPMENT, TOOLS, AND OTHER THINGS

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                EXHIBIT B TO ASSIGNMENT AND INDEMINITY AGREEMENT

                               DATED JUNE 8, 1998

             LIABILITIES OF GALLAGHER RESEARCH & DEVELOPMENT COMPANY
             -------------------------------------------------------


ACCOUNTS PAYABLE                                                   $   2,753.00

ACCRUED EXPENSES                                                   $   6,000.00

PAYROLL TAXES PAYABLE                                              $   1,440.00

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